EXHIBIT 32.1

             CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K/A (Amendment No. 2) for Evergreen Holdings, Inc. (the "Company") for the period ended February 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers does hereby certify that to the best of his or her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date:    September 29, 2004                              /s/ Timothy G. Wahlberg
                                                         -----------------------
                                                         Timothy G. Wahlberg
                                                         President



Date:    September 29, 2004                              /s/ John A. Irwin
                                                         -----------------
                                                         John A. Irwin
                                                         Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.